Exhibit 10.16

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of [Ÿ], by and between Expion360 Inc., a Nevada corporation (“Company”), and [Ÿ] (“Indemnitee”).

WHEREAS, the Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of publicly-held corporations unless they are protected by liability insurance or indemnification, or both, against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, to induce Indemnitee to serve or continue to serve as a director or officer of the Company, the Company has determined to grant to Indemnitee, as permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes (“NRS”), rights to indemnification and advancement of expenses, to the maximum extent permitted by law, as provided herein, whether or not expressly provided in the Articles of Incorporation as now in effect and as may be amended and/or restated from time to time (“Articles of Incorporation”) or the Bylaws of the Company as now in effect and as may be amended and/or restated from time to time (“Bylaws”); and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the Company free from undue concern that he or she will not be so indemnified.

NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to provide, or continue to provide, services to the Company, the Company and Indemnitee hereby agree as set forth below.

1.                   Certain Definitions.

(a)                 “Board” shall mean the Board of Directors of the Company.

(b)                “Change in Control” shall mean the occurrence after the date of this Agreement of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a subsidiary of the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding capital stock (unless the change in relative Beneficial Ownership of the Company’s securities by any person results solely from a reduction in the aggregate number of outstanding shares of the Company’s outstanding capital stock entitled to vote); (ii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) more than 50% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c)                 “Claim” shall be broadly construed to mean, without limitation, any threatened, pending or completed action, lawsuit, arbitration, or alternative dispute resolution process or mechanism, or any hearing, inquiry, investigation, or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise, and whether civil, criminal, administrative, or investigative, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to this Agreement to enforce Indemnitee’s rights hereunder (unless a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith), or that Indemnitee in good faith believes might lead to the institution of any of the foregoing.

(d)                References to the “Company” shall include, in addition to the Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e)                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)                  “Expenses” shall be construed broadly to mean any and all direct and indirect fees and expenses of any type or nature whatsoever (including, but not limited to, attorneys’ fees and all other costs, expenses and obligations) incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any Claim. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)                “Expense Advance” shall mean an advance payment of Expenses to Indemnitee pursuant to Section 3(a) hereof.

(h)                “Indemnifiable Event” shall mean any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (whether or not serving in such capacity at the time any Other Liabilities are incurred for which indemnification can be provided under this Agreement).

(i)                  “Independent Directors” shall mean those members of the Board consisting of directors who are not parties to the Claim in respect of which indemnification is sought by Indemnitee.

(j)                  “Independent Legal Counsel” shall mean an attorney or law firm of attorneys that is experienced in matters of corporation law, who shall not have otherwise performed services for either (i) the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k)                “Other Liabilities” shall be broadly construed to mean, without limitation, all judgments, damages, liabilities, losses, fines, penalties, and amounts paid in settlement (if such settlement is approved in accordance with this Agreement, which approval shall not be unreasonably withheld) of any Claim regarding any Indemnifiable Event and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(l)                  References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(m)               “Reviewing Party” shall mean an election made from among the following: (i) those members of the Board who are Independent Directors even though less than a quorum; (ii) a committee of Independent Directors designated by a majority of the Independent Directors, even though less than a quorum; or (iii) if there are no such Independent Directors, then Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), provided that notwithstanding the foregoing, following any Change in Control subsequent to the date of this Agreement, the Reviewing Party shall be Independent Legal Counsel selected in the manner provided herein.

2.                   Indemnification.

(a)                 Indemnification of Expenses and Other Liabilities. The Company shall indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim by reason of (or arising in part out of) any Indemnifiable Event against all Expenses and Other Liabilities, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Indemnitee hereby agrees to repay to the Company all amounts advanced to Indemnitee hereunder if it is ultimately determined by a court of competent jurisdiction (after exhaustion of all appeals therefrom) that Indemnitee is not entitled to indemnification hereunder. Other than in respect of Expense Advances paid in accordance with Section 3(a) hereof, such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) business days after written demand by Indemnitee therefor is presented to the Company.

(b)                Determination of Right to Indemnification. Unless otherwise provided in Section 11 hereof, the Company shall indemnify Indemnitee pursuant to Section 2(a) hereof if Indemnitee has not failed to meet the applicable standard of conduct for indemnification. With respect to all matters arising concerning whether or not the Indemnitee has met the applicable standard of conduct, the Indemnitee shall be entitled to select the Reviewing Party (subject to and in accordance with the definition thereof). The Reviewing Party shall determine whether and to what extent Indemnitee would be permitted to be indemnified under applicable law, and the Company and Indemnitee agree to abide by such determination, which, if made by Independent Legal Counsel shall be made in a written opinion. The Company shall pay all reasonable fees and expenses of the Independent Legal Counsel, including in connection with any action pursuant to this Agreement.

(c)                 Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 11 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of a Claim without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses and Other Liabilities incurred by Indemnitee in connection therewith.

3.                   Expenses; Indemnification Procedure.

(a)                 Advancement of Expenses. The Company shall, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, advance all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than five (5) business days after written demand by Indemnitee therefor to the Company. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee to repay to the Company all amounts advanced to Indemnitee hereunder if it is ultimately determined by a court of competent jurisdiction (after exhaustion of all appeals therefrom) that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. The Company’s obligation to advance Expenses shall terminate with respect to any Claim as to which the Indemnitee shall have entered a guilty plea.

(b)                Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company Notice (defined below) as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that the failure to so provide Notice to the Company shall not relieve the Company from any liability unless, and only to the extent that, Indemnitee’s failure to provide such Notice shall have materially and adversely affected the Company’s ability to participate in the defense of such Claim. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address set forth in Section 15 hereof (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. The Company shall provide Indemnitee with such information and cooperation as Indemnitee may reasonably require, to the extent that doing so is consistent with the Company’s obligation to cooperate with regulatory or law enforcement agencies.

(c)                 No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(d)                Notice to Insurers. If, at the time of the receipt by the Company of a Notice of a Claim pursuant to Section 3(b) hereof, the Company has liability insurance in effect which may potentially cover such Claim, the Company shall give prompt Notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective insurance policies. The Company shall keep Indemnitee reasonably informed as to the status of all relevant insurance matters.

(e)                 Assumption of Defense; Selection of Counsel. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, in the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (such approval not to be unreasonably withheld or delayed) upon the delivery to Indemnitee of Notice of the Company’s election so to do. After delivery of such Notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that: (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s own expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded, with advice of counsel, that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, (C) after a Change in Control, the employment of separate counsel by Indemnitee has been approved by Independent Legal Counsel, or (D) the Company shall not continue to retain counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be considered an Expense.

4.                   Additional Indemnification Rights; Nonexclusivity.

(a)                 Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Articles of Incorporation, the Bylaws or by statute. To the extent that a change in NRS Chapter 78, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 11(a) hereof.

(b)                Nonexclusivity. The Bylaws require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to NRS Chapter 78. The Bylaws and NRS Chapter 78 expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

5.                   Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee for any reason whatsoever other than the reasons set forth in Section 11 hereof, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses and Other Liabilities, in connection with any Claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company (and its directors (other than Indemnitee) officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

6.                   Settlement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Legal Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Other Liabilities on the Indemnitee without the Indemnitee’s prior written consent.

7.                   No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Articles of Incorporation, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

8.                   Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses or Other Liabilities incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Other Liabilities to which Indemnitee is entitled.

9.                   No Imputation. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10.                Liability Insurance. For the duration of Indemnitee’s service as a director or officer or other agent of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Claim by reason of any Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of liability insurance providing coverage for directors and officers of the Company that are at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

11.                Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                 Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions if a final decision by a court having jurisdiction in the matter (after exhaustion of all appeals therefrom) shall determine that such indemnification is prohibited by applicable law.

(b)                Claims Initiated by Indemnitee. To indemnify Expenses or Other Liabilities or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except: (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification hereunder or under the Articles of Incorporation or Bylaws (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); (ii) in specific cases if the Board has approved the initiation or bringing of such Claim, or (iii) as otherwise required by applicable law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be.

(c)                 Claims Under Section 16(b). To indemnify Indemnitee for the payment of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute; provided that the Company shall advance Expenses in connection with Indemnitee’s defense of a claim under Section 16(b), which advances shall be repaid to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification of such Expenses.

(d)                Reimbursement. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act, or any reimbursements or clawbacks of compensation under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or under any clawback policy adopted by the Company to comply with Rule 10D-1 under the Exchange Act and applicable stock exchange listing requirements.

12.                Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

13.                Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

14.                Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action finally determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of all Expenses with respect to such action.

15.                Notice. All notices, requests, demands and other communications under this Agreement (“Notice”) shall be in writing and shall be deemed duly given, if delivered, mailed or sent, as applicable, to the applicable address set forth below: (i) if delivered by hand and signed for by the party addressed, on the date of such delivery; (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked; or (iii) if sent by a reputable nationwide overnight courier service that guarantees next business day delivery, on the next business day after being sent:

(a)                 if to Indemnitee, to the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company in accordance with this Section 15; and

(b)                if to the Company, to:

Expion360 Inc.
Attn: Chief Executive Officer
2025 SW Deerhound Avenue
Redmond, OR 97756

or such other address as the Company shall provide to Indemnitee in accordance with this Section 15.

16.                Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the district court of the State of Nevada in and for Clark County, which shall be the exclusive and only proper forum for adjudicating such a claim.

17.                Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18.                Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada as applied to contracts between Nevada residents entered into and to be performed entirely within the State of Nevada.

19.                Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

20.                Amendment; Termination and Waiver. Due to the uncertain application of any statutes of limitations that may govern any Claim, this Agreement shall be of indefinite duration. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

21.                Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto. If the Company and Indemnitee have previously entered into an indemnification agreement providing for indemnification of Indemnitee by the Company, the parties’ entry into this Indemnification Agreement shall be deemed to amend and restate such Indemnification Agreement to read in its entirety as, and to be superseded by, this Indemnification Agreement.

22.                No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

EXPION360 INC.

By: ___________________

Name: _________________

Title: _________________

AGREED TO AND ACCEPTED:

INDEMNITEE:

By: ___________________

Name: _________________

Address: ________________

Title: __________________